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                                                                   EXHIBIT 10.18



                              STOCK PURCHASE PLAN
                                      FOR
                            NON-EMPLOYEE DIRECTORS
                                      OF
                          SIZZLER INTERNATIONAL, INC.


     1.   PURPOSE.

     The purpose of this Stock Purchase Plan for Non-employee Directors (the "Plan") is to provide Non-employee Directors of Sizzler International, Inc. (the "Company") with the opportunity to receive all or part of their compensation as directors in the form of common stock of the Company ("Common Stock").

     2.   SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN.

     All persons serving on the Board of Directors of the Company who are not employees of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan.

     3.   Eligibility.

     The maximum number of shares of Common Stock available for purchase under the Plan is one hundred thousand (100,000) shares of Common Stock. As the Board of Directors may determine from time to time, the shares of Common Stock purchased by participants from the Company under the Plan may consist either in whole or in part of authorized but unissued shares or authorized and issued shares reacquired by the Company and held in its treasury. If the outstanding shares of the Company's Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number of shares of Common Stock which may be purchased under the Plan.

     4.   ELECTION TO PARTICIPATE.

     An eligible director may elect to have all or a portion of his or her annual retainer fees used to purchase shares of Common Stock by completing the election form attached hereto as Exhibit A (an "Election"). An Election shall be effective as of the first calendar quarter commencing after receipt of the Election by the Company and shall continue in effect until the earlier to occur of (i) the end of the participant's service as a director or (ii) the end of the calendar quarter during which the director gives the Company written notice of the discontinuance of an Election.
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     5.   AMOUNT AVAILABLE FOR PURCHASE OF COMMON STOCK.

     A participant may elect to have all or a portion of his or her annual retainer fees used to purchase shares of Common Stock from the Company, but a participant may not use any other compensation, fees or expense reimbursements to purchase shares of Common Stock.

     6.   PURCHASE OF COMMON STOCK.

     The price of shares of Common Stock purchased from the Company pursuant to this Plan shall be the closing price reported on the New York Stock Exchange Composite Transactions Listing on the first day of each calendar quarter for which any Election pursuant to paragraph 4 shall be effective as contemplated by this Plan. The Company shall not be obligated to issue certificates for fractional shares of Common Stock, but, instead, after purchasing the maximum number of whole shares, any remaining amount shall be paid in cash to the participant.

     7.   EFFECTIVENESS OF PURCHASE AND CHARACTER OF COMMON STOCK.

     Common Stock issuable under this Plan shall be deemed to have been purchased and the participant shall be deemed to have become a holder of record of such shares as of the first day of each calendar quarter (including, to the extent permitted by law, the right to vote such shares or to consent or to receive notice as a stockholder). The Company shall cause to be executed and delivered to each participant a certificate or certificates representing such shares of Common Stock as soon as reasonably practicable thereafter. Each participant hereunder will file the appropriate Form 4 with the Securities and Exchange Commission within ten days after the effectiveness of any purchase under this Plan. All shares of Common Stock purchased under the Plan shall be validly issued, fully paid and nonassessable, and free from all liens and encumbrances.

     8.   AMOUNT PAYABLE ON DEATH OR TERMINATION OF SERVICE.

     In the event of a participant's death or termination of service as a director, any shares of Common Stock or cash owing to such deceased or departed participant shall be paid as soon as reasonably practicable thereafter to the participant or in the event of death to the beneficiary previously designated by the participant. Any such designation shall be in writing and delivered to the Secretary of the Company and may be changed by a later designation. If there is no designation in effect, the shares shall be delivered and/or any cash balance shall be paid to the participant's estate.

     9.   NONASSIGNABILITY.

     The rights of a participant under this Plan cannot be assigned or transferred.
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     10.  ADMINISTRATION.

     This Plan shall be administered by the Secretary of the Company, who shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions hereof.

     11.  AMENDMENT AND TERMINATION.

     This Plan may be amended, modified or terminated at any time by the Board of Directors of the Company; provided, however, that no such amendment, modification or termination shall, without the consent of a participant, adversely affect any rights or amount already accrued for the benefit of any participant.

     12.  EFFECTIVE DATE.

     The Plan shall become effective as of October 25, 1996.



                                 *  *  *  *  *
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                                   EXHIBIT A


                             NON-EMPLOYEE DIRECTOR
                          ELECTION TO PURCHASE SHARES
                                      OF
                          SIZZLER INTERNATIONAL, INC.



     Pursuant to the Stock Purchase Plan for Non-employee Directors of Sizzler International, Inc. (the "Plan"), I hereby elect to use ____% of all future payments with respect to the annual retainer fees for service on the Board of Directors of Sizzler International, Inc. (the "Company") to purchase shares of common stock of the Company ("Common Stock").

     In the event of my death, I hereby elect to have any compensation or shares of Common Stock owing to me paid to (check one):


     _____     My estate

     _____     The following:

               _________________________________________

               _________________________________________

               (I understand that if I do not elect this option, the payments from the Plan after my death will be paid to my estate.)

     I hereby acknowledge that this election is subject to all the terms of the Plan.

Date:  _______________ ,  19____       _____________________________
                                       Signature of Director


RECEIVED on ___________, 19____, on behalf of the Company.



                                       _____________________________
                                       Secretary